Exhibit 99.1

Eargo to Complete a 1-for-20 Reverse Stock Split

SAN JOSE, Calif., Jan. 11, 2023 (GLOBE NEWSWIRE) – Eargo, Inc. (“Eargo” or the “Company”) (Nasdaq: EAR), a medical device company on a mission to improve the quality of life for people with hearing loss, today announced that its Board of Directors has approved a 1-for-20 reverse stock split of the Company’s common stock. The Company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on Wednesday, January 18, 2023, under the existing trading symbol “EAR” and a new CUSIP number: 270087208.

Upon the effectiveness of the reverse stock split, every 20 shares of the Company’s issued and outstanding common stock will be automatically reclassified into one share of issued and outstanding common stock. No fractional shares will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares of common stock will be entitled to receive cash. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

About Eargo

Eargo is a medical device company on a mission to improve hearing health. Our innovative products and go-to-market approach address the major challenges of traditional hearing aid adoption, including social stigma, accessibility and cost. We believe our Eargo hearing aids are the first virtually invisible, rechargeable, completely-in-canal, FDA-regulated devices indicated to compensate for mild to moderate hearing loss. Our differentiated, consumer-first approach empowers consumers to take control of their hearing. Consumers can purchase online, at retail locations or over the phone and get personalized and convenient consultation and support from hearing professionals via phone, text, email or video chat. Eargo hearing aids are offered to consumers at approximately half the cost of competing hearing aids purchased through traditional channels in the United States.

Related Links
http://eargo.com

Investor Contact
Nick Laudico
Senior Vice President of Corporate Strategy and Investor Relations
ir@eargo.com

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding the Company’s intention to effect the reverse stock split, the timing of the reverse stock split, and the impact of the reverse stock split on stockholders, including any adjustments that may result from the treatment of fractional shares. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks, uncertainties and assumptions related to: the extent to which the Company may be able to validate processes to support the submission of claims for reimbursement from the FEHB program or other insurance programs in the future, if at all, and the Company’s ability to maintain or increase insurance coverage of Eargo hearing aids; the timing or results of ongoing claims audits and medical records reviews by third-party payors; the impact of third-party payor audits and the regulatory landscape for hearing aid devices on the Company’s business and results of operations; the Company’s expectations concerning additional orders by existing customers; the Company’s expectations regarding the potential market size and size of the potential consumer populations for its products and any future products, including insurance coverage of Eargo hearing aids; the Company’s ability to release new hearing aids and the anticipated features of any such hearing aids; developments and projections relating to the Company’s competitors and its industry, including competing products; the Company’s ability to maintain its competitive technological advantages against new entrants in its industry; the pricing of the Company’s hearing aids; the Company’s expectations regarding the ability to make certain claims related to the performance of its hearing aids relative to competitive products; the Company’s expectations with regard to changes in the regulatory landscape for hearing aid devices, including the implementation of the OTC hearing aid regulatory framework and the Company’s assessment, ability and timing for compliance with the new requirements; and the Company’s estimates regarding the COVID-19 pandemic, including, but not limited to, its duration and its impact on the Company’s business and results of operations. These and other risks are described in greater detail under the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statements in this press release are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, are based on current expectations, forecasts and assumptions, and speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.